Exhibit 10.6

RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

UNDER THE WATTS WATER TECHNOLOGIES, INC.
2004 STOCK INCENTIVE PLAN

The award of shares of restricted Class A Common Stock (the “Restricted Stock”) of Watts Water Technologies, Inc. (the “Company”) made to the grantee (the “Grantee”) who is a member of the Board of Directors of the Company but is not an officer or employee of the Company, as set forth in the Restricted Stock award notification provided on the Solium Shareworks website, is subject to the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”) and the terms and conditions contained in this Restricted Stock Award Agreement (the “Agreement”).  By accepting the award of Restricted Stock on the Solium Shareworks website, the Grantee agrees to the terms and conditions of this Agreement and in the Plan.

1.             Acceptance of Award.  The Grantee shall have no rights with respect to the Restricted Stock unless he or she shall have accepted the Restricted Stock award through the Solium Shareworks website.  Upon acceptance of the Restricted Stock by the Grantee, (i) the shares of Restricted Stock so accepted shall be issued by the Company and held by the Company’s transfer agent in book entry form in a restricted account until such Restricted Stock is vested as provided in Paragraph 3 below, and (ii) the Grantee’s name shall be entered as the stockholder of record on the books of the Company.  Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2.             Restrictions and Conditions.

(a)           As set forth in Paragraph 1, the book entries representing the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b)           Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)           If the Grantee’s service as a member of the Board of Directors of the Company is terminated for any reason (other than death, disability or not standing for reelection at the Company’s annual meeting of stockholders) prior to vesting of shares of Restricted Stock granted herein, the shares of Restricted Stock that have not vested shall be immediately forfeited upon termination of service as a director.

3.             Vesting of Restricted Stock.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the first anniversary of the date of grant of the Restricted Stock (the “Vesting Date”).  Subsequent to such Vesting Date, the shares of Class A Common Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock.

Notwithstanding the foregoing, if the Grantee’s service as a member of the Board of Directors of the Company is terminated by reason of death, disability or not standing for reelection at the Company’s annual meeting of stockholders (as determined by the Administrator) prior to the vesting of shares of Restricted Stock granted herein, the unvested shares of Restricted Stock held by the Grantee shall become fully vested.  The Administrator may at any time accelerate the vesting of the Restricted Stock.

4.             Dividends.  Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

5.             Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.             Limitations on Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.             Miscellaneous.

(a)           Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address (including electronic mail address) on record with Solium Shareworks, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)           This Agreement does not confer upon the Grantee any rights with respect to continuation of service as a member of the Board of Directors of the Company.